CONSENT OF MARK A. MILTON
I hereby consent to the reference of my name under the heading “Experts” in the Statement of Additional Information included in Post-Effective Amendment No. 31 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).

____/s/ Mark A. Milton____________
Mark A. Milton, FSA, MAAA
Senior Vice President and Actuary
Kansas City Life Insurance Company